UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Today, LendingClub Corporation (“Lending Club” or the “Company”) updated several items applicable to its standard program loans. Please find additional information about the changes below.

Marketplace Levers Enable Balance of Borrower Savings with Investor Returns

Lending Club monitors a variety of economic, credit and competitive indicators so that borrowers can benefit from meaningful savings compared to alternatives, and investors can continue to find attractive risk-adjusted returns compared to other fixed income investments or investment alternatives.

The marketplace has a number of levers at its disposal to adjust to changing market conditions. It is this ability to adapt that is unique to the marketplace model and fundamental to the way the Lending Club platform operates.

Credit Update: Recent Credit Continues to be Stable

Lending Club continually monitors loan performance and regularly updates its loss forecasts. Relative to its April 20, 2016 forecast, Lending Club expects a slight improvement in gross losses due to tightening credit criteria effective June 7, 2016 (described below). The Company expects improvements in gross loss forecasts to be offset by slightly lower recoveries. As a result, net losses are not expected to change.

Proactive Credit Tightening to Remove Higher Debt Population

Effective June 7, 2016, debt to income (DTI) criteria (excluding mortgage and the requested program loan amount) is being reduced to 35% (from 40%) across the standard loan program. Lending Club expects the change to primarily impact Grades E through G. Lending Club expects standard program loan volume to be reduced by approximately 5% as a result of this change.

Effective June 7, 2016, the minimum credit criteria for borrowers to obtain a standard program loan include:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage and the requested program loan amount) of below 35%;

•	debt-to-income ratio (including mortgage and the requested standard program loan amount) within an acceptable limit; and

•	credit report (as reported by a consumer reporting agency) reflecting:

◦	at least two revolving accounts;

◦	5 or fewer inquiries in the last 6 months (excluding mortgages and auto loans); and

◦	a minimum credit history of 36 months.

The DTI ratios are calculated based on (a) the borrower’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower, which is not verified unless we display an icon in the loan listing indicating otherwise.

Standard program loan grading is determined using an internally developed credit model and proprietary algorithm that was developed in conjunction with WebBank, an FDIC insured, Utah-chartered industrial bank. WebBank is the primary issuing bank for standard program loans.

The credit criteria described above may not be changed without the consent of WebBank.

Interest Rate Adjustments to Increase Projected Investor Returns

In the operation of our marketplace, interest rates may change based on a variety of factors including: current and projected credit performance, balance between supply and demand, macroeconomic indicators and expectations, underlying federal funds rates and the competitive environment.

Over the past several months, in response to a variety of these dynamics, platform rates were updated several times. Lending Club sees continuous adjustment as a sign of a healthy marketplace that efficiently balances supply and demand.

Effective June 7, 2016, Lending Club's platform interest rates are increasing to boost the attractiveness of the asset to investors, while ensuring the Company’s offering remains competitive for borrowers. Interest rates will increase by a weighted average of 55 basis points across the grade and term spectrum, calculated based on grade and term mix in Q1 2016. Rates are increasing across all grades but changes are concentrated in grades D, E and F. Please see the summary table below and detailed tables to follow.

Interest Rates as of June 7, 2016
36-Month & 60-Month Standard Program Loans

	Previous Average Interest Rate	Updated Average Interest Rate	Change
A	6.70%	7.13%	0.43%
B	9.95%	10.34%	0.39%
C	13.57%	13.97%	0.40%
D	17.92%	18.81%	0.89%
E	22.90%	24.07%	1.17%
F	25.70%	26.62%	0.91%
G	29.25%	29.25%	—%

Loan Grade	Interest Rate
A1	5.32%
A2	6.99%
A3	7.59%
A4	7.99%
A5	8.59%
B1	8.99%
B2	9.49%
B3	10.49%
B4	10.99%
B5	11.49%
C1	12.79%
C2	13.49%
C3	13.99%
C4	14.49%
C5	15.59%
D1	16.99%
D2	17.99%
D3	18.99%
D4	19.99%
D5	21.49%
E1	22.39%
E2	23.99%
E3	24.49%
E4	24.99%
E5	25.29%
F1	25.69%
F2	26.49%
F3	26.99%
F4	27.49%
F5	27.79%
G1	28.18%
G2	28.88%
G3	29.67%
G4	29.96%
G5	30.99%

Illustration of Servicing Fee and Annual Returns for Fully Performing Loans of Each Loan Grade

The following tables illustrate hypothetical annual return information with respect to our Member Payment Dependent Notes, grouped by Lending Club grade and term. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects of Lending Club’s 1.00% servicing fee by grade on hypothetical annual Member Payment Dependent Note returns. By column, each table presents:
•loan grades;
•the annual stated interest rate;

•	the reduction in the annual return due to Lending Club's 1.00% servicing fee on both interest and principal payments; and
•the hypothetical annual returns on Notes, net of Lending Club's servicing fee.

Three Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.67%	4.65%
A2	6.99%	0.68%	6.31%
A3	7.59%	0.68%	6.91%
A4	7.99%	0.68%	7.31%
A5	8.59%	0.68%	7.91%
B1	8.99%	0.69%	8.30%
B2	9.49%	0.69%	8.80%
B3	10.49%	0.69%	9.80%
B4	10.99%	0.69%	10.30%
B5	11.49%	0.70%	10.79%
C1	12.79%	0.70%	12.09%
C2	13.49%	0.70%	12.79%
C3	13.99%	0.71%	13.28%
C4	14.49%	0.71%	13.78%
C5	15.59%	0.71%	14.88%
D1	16.99%	0.72%	16.27%
D2	17.99%	0.72%	17.27%
D3	18.99%	0.73%	18.26%
D4	19.99%	0.73%	19.26%
D5	21.49%	0.74%	20.75%
E1	22.39%	0.74%	21.65%
E2	23.99%	0.75%	23.24%
E3	24.49%	0.75%	23.74%
E4	24.99%	0.75%	24.24%
E5	25.29%	0.76%	24.53%
F1	25.69%	0.76%	24.93%
F2	26.49%	0.76%	25.73%
F3	26.99%	0.76%	26.23%
F4	27.49%	0.77%	26.72%
F5	27.79%	0.77%	27.02%
G1	28.18%	0.77%	27.41%
G2	28.88%	0.77%	28.11%
G3	29.67%	0.78%	28.89%
G4	29.96%	0.78%	29.18%
G5	30.99%	0.78%	30.21%
* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

Five Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.41%	4.91%
A2	6.99%	0.42%	6.57%
A3	7.59%	0.42%	7.17%
A4	7.99%	0.42%	7.57%
A5	8.59%	0.43%	8.16%
B1	8.99%	0.43%	8.56%
B2	9.49%	0.43%	9.06%
B3	10.49%	0.44%	10.05%
B4	10.99%	0.44%	10.55%
B5	11.49%	0.44%	11.05%
C1	12.79%	0.44%	12.35%
C2	13.49%	0.45%	13.04%
C3	13.99%	0.45%	13.54%
C4	14.49%	0.45%	14.04%
C5	15.59%	0.46%	15.13%
D1	16.99%	0.46%	16.53%
D2	17.99%	0.47%	17.52%
D3	18.99%	0.47%	18.52%
D4	19.99%	0.48%	19.51%
D5	21.49%	0.48%	21.01%
E1	22.39%	0.49%	21.90%
E2	23.99%	0.50%	23.49%
E3	24.49%	0.50%	23.99%
E4	24.99%	0.50%	24.49%
E5	25.29%	0.50%	24.79%
F1	25.69%	0.51%	25.18%
F2	26.49%	0.51%	25.98%
F3	26.99%	0.51%	26.48%
F4	27.49%	0.51%	26.98%
F5	27.79%	0.52%	27.27%
G1	28.18%	0.52%	27.66%
G2	28.88%	0.52%	28.36%
G3	29.67%	0.53%	29.14%
G4	29.96%	0.53%	29.43%
G5	30.99%	0.53%	30.46%
* Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows.

Updated Loan Listing Timeline for Investors and Borrowers

Finally, Lending Club is updating its loan listing policy to help clarify expectations for both borrowers and investors and allow more time for loans to be fully funded. Credit decisions must be made within 30 days of application. Loans will be listed for at least 14 days and up to 30 days.

Safe Harbor Statement

Some of the statements above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: June 7, 2016	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)